Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-255621) on Form S-8 of our report dated March 8, 2022, with respect to the consolidated financial statements of Agiliti, Inc.

/s/ KPMG LLP

Minneapolis, Minnesota

March 8, 2022